EXHIBIT 8.2

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

September 15, 2011

Board of Directors

PAETEC Holding Corp.

600 Willowbrook Office Park

Fairport, New York 14450

Gentlemen/Ladies:

This opinion is being delivered to you in connection with the proposed merger (the “Merger”) of Peach Merger Sub, Inc., a Delaware corporation (“Merger Subsidiary”) and a wholly owned subsidiary of Windstream Corporation, a Delaware corporation (“Parent” or “Windstream”), with and into PAETEC Holding Corp., a Delaware corporation (the “Company” or “PAETEC”), with the Company surviving the merger, pursuant to the Agreement and Plan of Merger, and the exhibits thereto, by and among Parent, Merger Subsidiary, and the Company, dated as of July 31, 2011 (the “Agreement”).1

In connection with the preparation of this opinion, we have examined and with your consent relied upon (without any independent investigation or review thereof) the following documents (including all exhibits and schedules thereto): (1) the Agreement; (2) the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Registration Statement”) including the Proxy Statement/Prospectus of Parent and the Company; (3) factual representations and certifications made to us by Parent and the Company (the “Tax Certificates”); and (4) such other instruments and documents related to the formation, organization and operation of Parent and the Company or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate. We have assumed that the Tax Certificates will be re-executed in substantially the same form by appropriate officers as of the Effective Time.

[1]	Unless otherwise indicated, all capitalized terms shall have the meaning defined in the Agreement. All section references are to the Internal Revenue Code of 1986, as amended (the “Code”), unless otherwise indicated.

PAETEC Holding Corp.

September 15, 2011

Assumptions and Representations

In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion, all copies are accurate and all signatures are genuine. We have also assumed that there has been (or, by the Effective Time of the Merger, there will be) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

2. The Merger will be consummated in accordance with applicable state law and will qualify as a statutory merger under applicable state law.

3. All representations, warranties, and statements made or agreed to by Parent and the Company and by their managements, employees, officers, directors, and stockholders in connection with the Merger, including, but not limited to, (i) those set forth in the Agreement, (ii) those set forth in the Registration Statement, and (iii) those set forth in the Tax Certificates, are, or will be, true, complete and accurate at all relevant times without regard to any qualification as to knowledge or belief.

4. The Merger will be consummated in accordance with the Agreement and as described in the Registration Statement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties without amendment or waiver thereof).

Opinion – U.S. Federal Income Tax Consequences

Based upon and subject to the assumptions and qualifications set forth herein, we are of the opinion that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) Parent, Company and Merger Subsidiary will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

PAETEC Holding Corp.

September 15, 2011

In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

1. This opinion has been prepared for you solely in connection with the Merger and is not to be relied upon by any other person without our express written permission.

2. This opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the “IRS”) in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Neither Parent nor the Company has requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax matters addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws after the date hereof.

3. This letter addresses only the specific tax opinions set forth above. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken

PAETEC Holding Corp.

September 15, 2011

in connection with the Merger). We express no opinion regarding, among other things, the tax consequences of the Merger (including the opinion set forth above) as applied to specific shareholders or classes of shareholders of the Company that may be subject to special treatment for tax purposes, including, for example and without limitation, dealers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, financial institutions, insurance companies, corporate shareholders subject to the alternative minimum tax, persons who are not United States holders, tax-exempt entities, persons who hold PAETEC common stock as part of a hedge, straddle or conversion transaction, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

4. Our opinion set forth herein is based upon the description of the contemplated transactions as set forth in the Agreement and the Registration Statement. If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to any transaction other than those set forth in the Agreement and the Registration Statement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement and the Registration Statement are not consummated in accordance with the terms of the Agreement and the Registration Statement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours,

/s/ Hogan Lovells US LLP

Hogan Lovells US LLP